Exhibit 10.6

CONTRAT DE TRAVAIL A DUREE INDETERMINEE	INDEFINITE-TERM EMPLOYMENT CONTRACT

ENTRE LES SOUSSIGNES	BETWEEN THE UNDERSIGNED

Allego France, société de droit français en cours de formation, dont le siège social est situé 6 Place de la Madeleine, 75008 Paris, représentée par monsieur M. Bonnet, en qualité de Directeur Général, dûment habilité aux fins des présentes,	Allego France, French company in the process of creation, which head office is located 6 Place de la Madeleine, 75008 Paris, represented by Mr. M. Bonnet, as Chief Executive Officer, duly authorised for the purposes hereof,

Ci-après désignée « la Société »	Hereinafter referred to as “the Company”

D’UNE PART,	ON THE ONE HAND,

ET	AND

Monsieur Alexis Henry Galley, né le 27 juin 1964 à France, de nationalité français, demeurant au 16 sente de la Procession, 78220, immatriculé à la Sécurité sociale sous le numéro 164067511538373,	Mister Alexis Henry Galley, born on June 27th 1964 in France, a French citizen, living in 16 sente de la Procession, 78220, registered under Social Security number 164067511538373

Ci-après désigné « le Salarié »,	Hereinafter referred to as “the Employee”

D’AUTRE PART,	ON THE OTHER HAND,

Ci-après ensemble désignés « les Parties ».	Hereinafter together referred to as “the Parties”.

IL A ETE CONVENU CE QUI SUIT :	THE FOLLOWING HAS BEEN AGREED:

1. ENGAGEMENT	7. ENGAGEMENT

1.1  Sous réserve du résultat favorable de la visite médicale d’information et de prévention prévue à l’article R. 4624-10 du Code du travail, la Société engage le Salarié, quil’accepte, en qualité de Chief Technology Officer (CTO), statut Cadre, Position 3.2 Coefficien 210 (conformément à la Convention Collective applicable).

1.1  Subject to a positive outcome of the medical information and prevention visit set out by article R. 4624-10 of the French Labour code, the Company engages the Employee, who accepts, as Chief Technology Officer (CTO), executive status, position 3.2, coefficient 210 (in accordance with the applicable Collective bargaining agreement).

1.2 Le Salarié est engagé à compter du 1 février 2021 et pour une durée indéterminée.	1.2 The Employee is hired as of February 1st 2021 for indefinite period of time.

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1.3 Le Salarié se déclare libre de tout engagement vis-à-vis d’un précédent employeur, et notamment de tout engagement de non-concurrence.	1.3 The Employee confirms that he is free from any commitment with a previous employer, and notably from any non-compete obligation.

1.4 Le présent contrat de travail prévaut sur tout accord oral ou écrit préalablement convenu entre la Société et le Salarié.	1.4 This employment contract supersedes any previous written or verbal agreements between the employee and the employer.

1.5  En raison de I’activité développée en France, la Convention Collective applicable est celle des bureaux d’études techniques, cabinets d’ingénieurs conseils, sociétés de conseils (SYNTEC) (ci-après la « Convention Collective »). Cette référence à la Convention Collective applicable ne constitue pas un élément essentiel du contrat de travail, comme les Parties le reconnaissent expressément par la signature des présentes.

1.5  In compliance with the activity carried out by the Company in France, the applicable national collective bargaining agreement is that of technical consultants, consulting engineering firms and consulting firms (SYNTEC) (hereafter the “NCBA”). The Parties expressly acknowledge that this reference to the applicable NCBA is not a substantial clause of the employment contract.

1.5 En application de la législation, la Société effectuera la déclaration préalable à I’embauche du Salarié.	1.5 In compliance with the legislation, the Company will file the pre-employment declaration of the Employee.

8. FONCTIONS	8. DUTIES

2.1 L’employé sera CTO, Chief Technology Officer et accomplira toutes les tâches nécessaires à ce rôle. II tiendra ce rôle pour I’ensemble des entités du Groupe Allego.	2.1 The Employee will be CTO, Chief Technology Officer and wil perform all duties that are necessary in this role. He will perform his role for all Allego Group entities.

2.2  Ces attributions ne présentent aucun caractère exhaustif. Elles pourront ainsi être modifiées par la Société dans la mesure où cette modification aura un lien avec I’exécution des fonctions précitées, sans que cette modification ne constitue pour autant une modification d’un élément essentiel du présent contrat.

2.2  These duties are not exhaustive and may be modified by the Company inasmuch as such change relates to the Employee’s duties as mentioned above, without such modification being considered as a modification of an essential element of this contract.

2.3 La position est tracée dans le cadre de rôle Allego comme Chief Technologie Officer.	2.3 The position is plotted in the Allego role framework as CTO.

2.4 De façon plus générale, le Salarié s’engage à exécuter ses fonctions au mieux des intérêts de la Société.	2.4 More generally, the Employee commits to perform his duties in the best interests of the Company.

2.5 Pour I’exercice de son activité, le Salarié devra reporter au CEO, actuellement Mathieu Bonet, ou à toute autre personne qui pourrait lui être substituée.	2.5 In the performance of his duties, the Employee shall report to the CEO, currently Mathieu Bonet, or to any other person that might replace him/her.

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9. PERIODE D’ESSAI	9. TRIAL PERIOD

L’engagement ne deviendra définitif qu’à l’expiration d’une période d’essai d’une durée de quatre mois, renouvelable une fois (soit 8 mois maximum). Au cours de cette période d’essai, le contrat pourra être rompu par l’une ou l’autre des parties, sans indemnité, sous réserve de respecter les délais de prévenance prévus par les dispositions légales et conventionnelles applicables.

The hiring will only be definitive after the end of a trial period of four months, renewable once (total duration of 8 month maximum). During this trial period, the contract can be terminated by each party, without any indemnity, provided that the notice period set out by the relevant provisions of the Labour Code and the applicable Collective bargaining agreement are complied with.

10. DUREE DU TRAVAIL	10. WORKING TIME

4.1  Compte tenu du niveau de responsabilités qui est le sien et du degré d’autonomie dont il dispose dans l’organisation de son emploi du temps, le Salarié est soumis à un forfait annuel en jours, dans les conditions prévues par la Convention collective applicable.

4.1  Given the important responsibilities of the employee and the required autonomy to execute properly his duties, the Employee is subject to a day per year scheme, in the conditions provided by the applicable NCBA.

4.2  Le Salarié est soumis à une mesure forfaitaire annuelle de son temps de travail à hauteur de 218 jours de travail, incluant la journée de solidarité, par année complète d’activité et pour un droit complet à congés payés, l’année de référence s’entendant du 1er janvier au 31 décembre.

4.2  The Employee is subject to a fixed number of working days of 218 days, including the day of solidarity, per full year of employment and for a full right to paid leave, the reference year being understood to run from 1 January to 31 December.

4.3 Le Salarié restera soumis aux règles applicables en matière de repos journalier et hebdomadaire, qu’il s’engage à respecter.	4.3 The Employee will remain subject to the rules applicable to daily and weekly rest, with which he is committed to comply.

4.4 Le Salarié enregistre ses heures sont enregistrées dans le logiciel d’enregistrement des heures désigné.	4.4 The employee registers his hours are registered in the appointed time registration software.

4.5 La prise des jours de repos se fait par journée entière et indivisible, au choix du salarié en concertation avec sa hiérarchie.	4.5 The rest days will be taken by full day, at the employee’s choice in consultation with his manager.

4.6  Le Salarié a la possibilité de renoncer à une partie des jours de repos en accord avec l’employeur moyennant une majoration de la rémunération d’au moins 20% jusqu’à 222 jours travaillés et 35% au-delà de 222 jours travaillés, dans la limite de 230 jours travaillés par an.

4.6  The Employee may renounce to rest days with the agreement of the employer, in exchange for an increased remuneration of at least 20% up to 222 days worked and 35% beyond 222 days worked, within the limit of 230 days worked per year.

4.7  Un entretien individuel sera organisé annuellement par l’employeur afin d’établir un bilan de l’organisation de travail et d’échanger sur la charge de travail, l’articulation entre activité professionnelles et vie personnelle et familiale ainsi que la rémunération.

4.7  An individual meeting will be organized annually by the employer regarding the working time organization, the workload, the balance between professional activity and personal and family life and remuneration.

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11. REMUNERATION	12. REMUNERATION

5.1 Le Salarié percevra un salaire de base mensuelle brut de € 5.000,- à titre de rémunération globale et forfaitaire pour la durée du travail mentionnée à l’article 4	5.1 The Employee’s gross base salary is € 5.000,- per month as remuneration for the working time mentioned in article 4.

5.2 Du salaire brut, les cotisations sociales du Salarié et les autres déductions seront effectuées conformément aux lois applicables et règles en vigueur.	5.2 From the gross salary, the Employee’s contributions to social insurance schemes and other deductions will be made in accordance with applicable laws and regulations as in force from time to time.

5.3 Le Salarié bénéficiera de la prime de vacances prévue par la convention collective (Syntec).	5.3 The Employee will benefit from the holiday bonus provided by the NCBA (Syntec).

13. VOITURE DE FONCTION	13. COMPANY CAR

Ne pas applicable	Not applicable

14. EQUIPEMENT	14. EQUIPMENT

7.1 La Société fournira au Salarié un ordinateur portable contenant l’ensemble des logiciels nécessaires à l’exercice de ses fonctions, un téléphone portable et une carte SIM.	7.1 The Company will provide the Employee with a laptop containing all software required to perform his duties, a mobile phone and SIM card.

7.2 ll est expressément convenu que cet équipement est réservé à un usage strictement professionnel.	7.2 It is expressly agreed that this equipment is for professional use only.

7.3 Le matériel mis à disposition reste la propriété de la Société.	7.3 The equipment provided remains the property of the Company.

7.4  Pour des raisons de sécurité informatique, il est demandé au Salarié de prendre connaissance des consignes qui ont été remises et de les respecter. ll devra également suivre les formations éventuellement demandées concernant la bonne utilisation du matériel fourni.

7.4 For IT safety reasons, the Employee is requested to read the instructions given to him and to respect them. He shall follow the requested training regarding the good use of the equipment provided.

7.5 Le Salarié, qui aura la garde du matériel mis à sa disposition par la Société, s’engage à prendre soin des équipements qui lui sont confiés. ll devra notamment le maintenir en excellent état.	7.5 The Employee who will have custody of the material made available to him by the Company agrees to take care of the equipment entrusted. He should especially keep it in excellent condition.

7.6  En cas de panne ou de mauvais fonctionnement des équipements de travail, le Salarié doit en aviser immédiatement la Société, qui prendra dans les plus brefs délais les décisions pour réduire le plus possible le temps d’indisponibilité du système.

7.6  In the event of a failure or malfunction of his work equipment, the Employee shall immediately notify the Company, which will take decisions in the shortest possible time to minimize downtime of the system.

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7.7  Le Salarié devra utiliser ce matériel dans le respect de son obligation générale de confidentialité, et devra s’assurer qu’aucune information de quelque nature que ce soit (technique, financière, comptable, commerciale ou autre...) ne soit divulguée à des tiers, que ces renseignements concernent la Société, ses clients, ses prospects, ses fournisseurs, ses prestataires ou les salariés.

7.7  The Employee shall use this equipment in compliance with his general obligation of confidentiality, and shall ensure that no information of any kind (technical, financial, accounting, commercial or other) is disclosed to third parties, whether such information concerns the Company, its clients, prospects, suppliers, contractors or employees.

15. CONGES PAYES	15. PAID LEAVE

8.1 Le Salarié bénéficiera de 25 jours ouvrés de congés payés dans le respect des dispositions légales et conventionnelles applicables.	8.1 The Employee shall benefit from 25 working days of paid leave in compliance with the applicable legal and conventional provisions.

8.2 La prise des congés annuels doit être préalablement acceptée par la Société, afin que celle-ci soit en mesure d’harmoniser les dates de congés avec ses impératifs de fonctionnement.	8.2 Annual vacation dates must be accepted by the Company to allow the Company to harmonize vacation dates with organizational constraints.

8.3 Ils doivent être soldés chaque année à la fin de la période de référence et ne sont pas reportables d’une période sur l’autre, sauf en cas d’accord de la Société.	8.3 They must be fully used each year at the end of the reference period and cannot be postponed from one reference period to another, except in case of agreement by the Company.

16. CONFIDENTIALITE DES INFORMATIONS ET DES FICHIERS	16. CONFIDENTIALITY OF INFORMATION AND FILES

9.1  II est interdit au Salarié, pendant ou après l’exécution du présent contrat, de fournir à des tiers des informations confidentielles dont il a eu connaissance au cours de son activité dans la Société ou de les utiliser à des fins personnelles. Toute information qui n’était probablement pas connue du public pendant la période susmentionnée est considérée comme constituant une information confidentielle, en particulier les informations sur le savoir-faire (telles que les inventions, les produits de développement, le recueil des données, les procédures et les concepts, les relations d’affaires) qui sont essentielles pour la Société ou pour les personnels en relation ou en collaboration avec la Société.

9.1  The Employee is not allowed at any time during or after his employment to provide confidential information which he got to know during his employment in the Company to any third party or to use for his own purpose. All information that was not probably known to the public within the mentioned time frame is considered to constitute such confidential information, in particular information about know-how (e.g. inventions, development products, data collections, processes and concepts, business relationships) relevant for the Company or for persons related to or collaborating with the Company.

9.2 En particulier, le Salarié s’engage à ne pas effectuer de copies ni transmettre à autrui les fichiers informatiques qu’il réalise, et dont il a communication dans le cadre de son travail.	9.2 In particular, the Employee undertakes not to make copies or transmit to other computer files created by him, and which he receives during the course of his work.

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17. EXCLUSIVITE / LOYAUTE	1. EXCLUSIVITY/LOYALTY

10.1  Le Salarié s’interdit, pendant la durée du présent contrat, d’exercer toute autre activité professionnelle de quelque nature que ce soit pour son compte personnel ou pour le compte d’un tiers, sans l’accord préalable et écrit de la Société. Pour dissiper tout doute, il est disclosé que le Salarié a comme autres activités CEO de MoMA, CEO de F4, non-executive director de E6, Président de Voltalis et président de Hauterive.

10.1  The Employee shall not, during the term of this Contract, exercise any other professional activity of any nature whatsoever for his personal account or on behalf of a third party, without the prior written consent of the Company. For the avoidance of doubt, the Employee activities as CEO of MoMA, CEO of F4, non-executive director of E6, Chairman of Voltalis and president of Hauterive are considered as disclosed.

10.2 Il s’interdit, en particulier, d’entreprendre ou de participer à toute activité susceptible de concurrencer la Société.	10.2 He shall not, in particular, undertake or participate in any activities that are likely to compete with the Company.

18. OBLIGATIONS GENERALES	1. GENERAL OBLIGATIONS

11.1 Le Salarié s’engage à accomplir son travail avec loyauté et avec soin et à protéger au mieux les intérêts de la Société.	11.1 The Employee undertakes to perform his work faithfully and with care and to protect the best interests of the Company.

11.2  Il s’engage, pendant toute la durée d’exécution du présent contrat, à respecter toutes les instructions qui pourront lui être données par la Société et à se conformer aux règles régissant le fonctionnement interne de celle-ci.

11.2 He undertakes, for the entire duration of this contract, to comply with all instructions that may be given to him by the Company and to comply with the rules governing its internal operation.

11.3  Le Salarié s’engage à remettre à l’entreprise à l’expiration du présent contrat tout document, matériel et/ou équipement appartenant à la Société qui lui auront été remis dans le cadre de ses fonctions.

11.3  The Employee undertakes to hand over to the Company upon expiration of this contract, any document, materials and/or equipment belonging to the Company which have been provided to him in the context of his duties.

19. AVANTAGES SOCIAUX	1. SOCIAL BENEFITS

12.1 Le Salarié donne son accord sans réserve pour cotiser à tous les organismes de prévoyance, de retraite et de complémentaire maladie auxquels sera liée la Société.	12.1 The Employee agrees without reservation to contribute to all welfare, healthcare and retirement funds to which the Company shall be affiliated.

12.2 Les noms et adresses des organismes auxquels le Salarié sera affilié lui seront communiqués ultérieurement.	12.2 The names and addresses of the funds to which the Employee will be affiliated will be communicated later on.

12.3  Il est entendu entre les Parties que tout changement d’affiliation concernant ces organismes ou toute modification des cotisations ne constituera pas une modification d’un élément essentiel du présent contrat.

12.3 The Employee acknowledges that any change in the affiliation concerning these funds or any modification of contributions will not constitute a substantial modification of this contract.

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20. RESILIATION DU CONTRAT	1. TERMINATION OF THE CONTRACT

Le présent contrat peut être rompu par chacune des Parties, moyennant un préavis de trois mois, conformément aux dispositions de la Convention Collective, sauf en cas de licenciement pour faute grave ou lourde; dans ce cas, le contrat prendra fin immédiatement.

This contract may be terminated by either Party with a three months’ notice, in accordance with the provisions of the NCBA, except in cases of dismissal for serious misconduct; in such a case, the contract shall terminate immediately.

21. NON CONCURRENCE	1. NON COMPETE CLAUSE

14.1  Compte tenu de I’extrême sensibilité des connaissances et informations techniques et commerciales auxquelles le Salarié a accès dans I’exercice de ses fonctions, les Parties conviennent expressément de la nécessité d’une clause de non-concurrence pour protéger les intérêts légitimes de la Société.

14.1  Given the extreme sensitiveness of knowledge and commercial and technical information to which the Employee has access in the performance of his duties, the Parties agree on the necessity to implement a non-compete clause to protect the legitimate interests of the Company.

14.2  En conséquence, il sera interdit au Salarié, à la cessation de son contrat de travail, pour quelque cause que ce soit, de :

•  Accepter des fonctions, à quelque titre que ce soit, pour travailler au service d’une entreprise concurrente à la Société;

•  Entrer en contact, directement ou indirectement, sous quelque forme que ce soit, avec des clients de la Société avec lesquels il aura été en contact pendant I’exécution du contrat de travail, et de démarcher ces clients;

•  Créer, directement ou par personne interposée, une entreprise concurrente;

•  Exercer à son compte une activité concurrente;

•  Acquérir des parts ou actions de sociétés concurrentes (à I’exclusion des actions de sociétés cotées).

14.2  Therefore, the Employee shall not, upon termination of this employment contract, for whatever reason:

•  Accept a position to work in whatever capacity for a competing business;

•  Contact directly or indirectly, in any form whatsoever, clients of the Company with whom he was in contact during the execution of this employment contract, and to solicit those clients;

•  Create, either directly or indirectly, any competing business to the Company’s business;

•  Perform on his own behalf a competing activity;

•  Acquire shares of competing companies (to the exclusion of shares of listed companies).

14.3  Pour les besoins de la présente clause, une entreprise concurrente ou une activité concurrente est définie comme toute entreprise ou activité dans le domaine de la maintenance de solutions de chargement électrique.

14.3 For the purpose of this clause, a competing business, activity or company is defined as a business, activity or company which are in the field of maintenance of charging solutions.

14.4  Cette interdiction de concurrence s’appliquera à l’éventuelle période de préavis précédant la rupture du contrat de travail et pendant une période de douze (12) mois à compter de la rupture du contrat de travail.

14.4  This prohibition shall apply to the notice period, if any, preceding the termination of the employment contract, and for a period of twelve (12) months as from the date of termination of this employment contract.

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14.5 Cette interdiction s’appliquera sur le territoire suivant: France	14.5 This prohibition shall apply to the following territory: France

14.6  Cette clause de non-concurrence, si elle est mise en œuvre, fera I’objet d’une contrepartie financière versée mensuellement au cours de la période d’interdiction suivant la rupture du contrat de travail. Cette contrepartie s’élèvera à 1/3 du salaire brut mensuel moyen du Salarié, calculé sur la base de la rémunération brute perçue au cours des douze (12) mois précédant la rupture du contrat de travail.

14.6  This non-compete clause, if applied, will give rise to a compensation served each month during the prohibition period following the termination of the employment contract. This compensation will amount to 1/3 of the average monthly gross salary calculated on the basis of the remuneration received during the twelve (12) months preceding the termination of the employment contract.

14.7  La Société pourra renoncer à l‘application de la présente clause en informant le Salarié de cette renonciation par lettre recommandée avec accusé de réception au plus tard le jour de la cessation effective des fonctions.

14.7  The Employer is entitled to renounce to the application of the present clause, by informing the Employee of this renunciation by registered letter with receipt no later than on the last day of work.

14.8 En cas de violation des obligations ci-dessus :	14.8 In case of violation of this non-compete clause:

• La contrepartie financière mentionnée ci-dessus cessera immédiatement d’être due;	• The compensation mentioned above will immediately cease to be paid;

•  Le Salarié sera redevable envers la Société d’une pénalité fixée forfaitairement à six (6) mois de salaire brut mensuel moyen, calculé sur la base de la rémunération brute perçue au cours des douze (12) mois précédant la rupture du contrat de travail;

•  The Employee will have to pay to the Company a lump-sum penalty corresponding to six (6) months of the average monthly gross salary, calculated on the basis of the remuneration received during the twelve (12) months preceding the termination of the employment contract,

• En outre, la Société se réserve la possibilité de solliciter la réparation du préjudice effectivement subi du fait de I’activité concurrentielle et de faire cesser cette activité concurrentielle.	• The Company reserves its right to bring a claim in order to obtain compensation for the harm actually caused by the competing activity and to put an end to the Employee’s competing activity.

22. DONNÉES PERSONNELLES	1. PERSONAL DATA

15.1  Dans le cadre de la stricte exécution du présent contrat, chacune des parties s’engage à respecter les dispositions de la Loi Informatique et Libertés du 6 janvier 1978 modifiée par la loi n’2004-801 du 6 août 2004, ainsi que celles du Règlement du Parlement européen et du Conseil relatif à la protection des personnes physiques à l’égard du traitement des donnees à caractère personnel et à la libre circulation de ces données, et abrogeant la directive 95/46/CE.

15.1  In the framework of the strict execution of the present contract, each of the parties undertakes to respect the provisions of the Data Protection Law of January 6, 1978 modified by the law n ° 2004-801 of August 6, 2004, as well as those of the Regulation of the European Parliament and of the Council on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC.

15.2 La société informe le Salarié que des données le concernant sont collectées aux fins de gestion de	15.2 The company informs the employee that data concerning him are collected for the purpose of

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carrière, établissement de la paye, fonctionnement des instances représentatives, contrainte de logistique et de sécurité. Ces données seront traitées de façon confidentielle. Seules les personnes habilitées par la société pourront accéder à ces données à des fins strictement internes ainsi que des sous-traitants aux fins de réalisation des missions précédemment citées. Le Salarié peut accéder aux informations lui concernant, les rectifier ou les supprimer en s’adressant à HR.

career management, payroll, the functioning of the representative bodies institutions, and for logistic and security reasons. These data will be treated confidentially. Only persons authorized by the company will be able to access this data for strictly internal purposes as well as subcontractors for the purposes of carrying out the aforementioned missions. The employee can access the information concerning him, rectify them or delete them by contacting HR.

23. DROIT APPLICABLE / TRIBUNAUX COMPETENTS / INTERPRETATION	1. GOVERNING LAW / JURISDICTION / INTERPRETATION

16.1 Le présent contrat ainsi que les droits et obligations des Parties en découlant seront régis et interprétés en conformité avec la loi française.	16.1 This contract and the rights and obligations of the Parties arising from it shall be governed and construed in accordance with French law.

16.2 Tout différend lié à l’exécution, a l’interpretation ou à la résiliation du présent contrat relèvera de la compétence exclusive des tribunaux français.	16.2 Any dispute related to the execution, interpretation or termination of this contract shall fall within the exclusive jurisdiction of the French courts.

16.3 Le présent contrat est rédigé en français et en anglais. II est expressément prévu qu’en cas de difficulté d’interprétation, la version en langue française fera foi.	16.3 This contract is signed in English and French versions. The Parties agree that in case of any discrepancy between both versions, the French-language version shall prevail.

16.4 Vous voudrez bien parapher chaque page de ce contrat, et sur la dernière page, indiquer la date et porter votre signature précédée de la mention “Lu et approuvé”.	16.4 Would you please initial each page of this contract, and on the last page, indicate the date and append your signature preceded by the words “Read and approved”.

Fait à la Haye, le 29/01/2021	Done at PARIS on 29/01/2021

en deux (2) exemplaires dont un (1) pour chacune des Parties.	in duplicate (2 copies), one (1) for each of the Parties.

LA SOCIETE / THE COMPANY	LE SALARIE / THE EMPLOYEE

Allego France

Allego France, CEO	Alexis Henry Galfey
« Lu et approuvé » / “Read and approved”	« Lu et approuvé » / “Read and approved”

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